As filed with the United States Securities and Exchange Commission on October 13, 2017

Registration Statement No. 33-57268

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TREDEGAR CORPORATION
(Exact name of registrant as specified in its charter)

Virginia
(State or other jurisdiction of incorporation or organization)

54-1497771
(IRS Employer Identification No.)

1100 Boulders Parkway, Richmond, Virginia, 23225	(804) 330-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael J. Schewel, Esq. Vice President, General Counsel and Secretary Tredegar Corporation 1100 Boulders Parkway Richmond, Virginia 23225 804-330-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instructions I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if smaller reporting company)
		Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Deregistration of Securities

This Post-Effective Amendment No. 3 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-3 (Registration No. 33-57268) (as amended, the “Registration Statement”) of Tredegar Corporation (the “Company”). The Company initially filed the Registration Statement with the Securities and Exchange Commission on January 22, 1993 to register shares of the Company’s common stock being offered pursuant to its dividend reinvestment plan.

This Post-Effective Amendment is being filed solely to remove from registration and deregister any and all securities of the Company registered under the Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on October 13, 2017.

TREDEGAR CORPORATION (Registrant)

By	/s/ Michael J. Schewel
Michael J. Schewel
Vice President, General Counsel and Secretary